EXHIBIT 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

Collegiate Pacific Provides Q4 — 2004 and FY2005 Quarterly Sales Guidance

DALLAS—(BUSINESS WIRE)—April 8, 2004—Collegiate Pacific (AMEX:BOO) today offered more detailed quarterly sales guidance for the remaining quarter of Fiscal 2004 and FY2005.

Michael Blumenfeld, CEO, stated: “With the completion of the Tomark Sports and Kesslers Team Sports acquisitions during the third fiscal quarter, we are prepared to offer quarter by quarter sales guidance for the consolidated entity. These estimates do not include any potential contribution from future acquisitions or joint ventures that may enhance revenues and earnings. Collegiate Pacific maintains a June 30 Fiscal Year end, thus Q1 FY05 begins July 1, 2004.”

Quarterly Sales Guidance

                                                  Q4 2004 — sales range 17M — 18M vs. 6.7M prior year

                                                  Q1 2005 — sales range 19M — 21M vs. 5.9M prior year

                                                  Q2 2005 — sales range 14M — 16M vs. 4.2M prior year

                                                  Q3 2005 — sales range 19M — 21M vs. 11M prior year

                                                  Q4 2005 — sales range 20M — 22M vs. 17M-18M prior year

Mr. Blumenfeld continued: “With the variety of moving pieces coupled with our organic growth, we felt it prudent to provide this breakdown for the investment community and our shareholders. Fourth Quarter Fiscal 04 ending June 30, 2004 should offer a more than 2.5-fold increase in sales versus the prior year comparative quarter; First Quarter Fiscal 05 ending Sept 30, 2004 is estimated at more than a 3-fold increase in sales; Second Quarter Fiscal 05 more than 3.5-fold increase in sales; Third Quarter Fiscal 05 more than 1.7-fold increase in sales and Fourth Quarter Fiscal 05 a more than 1.15-fold increase in sales as the year over year comparisons reflect all acquired parties in both periods. Annual revenue projections for FY2005 have a current range of $72 to $80 million.

“Our goals remain focused on creating the nations dominant institutional supplier of top quality sports equipment and to maintain a balance sheet structure that will not only support our current expansion but lay the foundation to execute on any opportunities that may surface at any time.”

Collegiate Pacific is the nation’s fastest growing manufacturer and supplier of sports equipment primarily to the institutional markets and through recent acquisitions is now the nation’s number one team sports dealer.

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The company has based these forward-looking statements on its current expectations and projections about future events, based on the information currently available to it. The forward-looking statements include statements relating to the company’s anticipated financial performance, business prospects, new developments, new strategies and similar matters. The following important factors, in addition to those described in the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the year ended June 30, 2003, especially in the Risk Factors and the Management’s Discussion and Analysis sections, and its Quarterly Reports on

Form 10-QSB and its Current Reports on Form 8-K (each of which is available upon request from the company or on the company’s website, www.cpacsports.com, under the heading “Investors”) may affect the future results of the company and cause those results to differ materially from those expressed in the forward-looking statements, material adverse changes in the economic conditions in the Company’s markets, including as a result of terrorist attacks, competition from others, how much the Company may receive from the exercise of outstanding stock options and warrants, if anything, and the ability to obtain and retain key executives and employees. We disclaim any obligation to update these forward-looking statements.

CONTACT:	Collegiate Pacific, Dallas Adam Blumenfeld, 972-243-0879

SOURCE:	Collegiate Pacific